Exhibit 99.1

FOR IMMEDIATE RELEASE

Franklin Contact:	Fulton Contact:
William E. Snell, Jr.	George W. Millward
(717) 264-6116	(717) 485-3144

FULTON BANCSHARES CORPORATION SHAREHOLDERS
APPROVE THE MERGER OF FULTON WITH AND INTO
FRANKLIN FINANCIAL SERVICES CORPORATION

McCONNELLSBURG, PENNSYLVANIA (May 18, 2006)   Fulton Bancshares Corporation (“Fulton”) (OTCBB: FULB), holding company of The Fulton County National Bank and Trust Company, and Franklin Financial Services Corporation (“Franklin”) (OTCBB: FRAF), holding company of Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”), have announced that Fulton shareholders today overwhelmingly approved the merger of Fulton with and into Franklin.

Shareholders of Fulton approved the merger with an affirmative vote of 86% of outstanding shares of common stock entitled to vote. Fulton is the $140 million bank holding company of The Fulton County National Bank and Trust Company, a national bank headquartered in McConnellsburg, Pennsylvania, that operates six community banking offices in Fulton, Franklin and Huntingdon Counties.

The joint announcement was made today by George W. Millward, Interim President and Chief Executive Officer of Fulton, and William E. Snell, Jr., President and Chief Executive Officer of Franklin.

In connection with the merger, The Fulton County National Bank & Trust Company will merge with and into F&M Trust. Upon completion of the merger, Martin R. Brown and Stanley J. Kerlin, Esquire, current directors of Fulton and The Fulton County National Bank and Trust Company, will be appointed as directors of Franklin and F&M Trust. The remaining Fulton directors will comprise a newly-created Fulton County Advisory Board of F&M Trust.

The merger is subject to customary closing conditions including receipt of regulatory approvals. Franklin expects to receive the requisite regulatory approvals by early to mid-June, with closing expected to occur during the last week in June. Franklin will have total assets of approximately $770 million following the acquisition.

About Franklin

With just under $630 million in assets, Franklin Financial Services Corporation is the bank holding company for F&M Trust, headquartered in Chambersburg, Franklin County and operates 16 community banking offices throughout Franklin and Cumberland Counties. Franklin’s common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol “FRAF.”  For more information about Franklin and F&M Trust, visit its website at www.fmtrustonline.com.

About Fulton

Headquartered in McConnellsburg, Fulton County, Fulton Bancshares Corporation offers business and banking services for its customers through six community banking offices located in Fulton, Franklin and Huntingdon Counties. Additional information is available on Fulton County’s website at www.fcnbtc.com.

This news release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to the following: (1) competitive pressures among financial institutions increasing significantly; (2) economic conditions, either nationally or locally in areas in which Franklin Financial Services Corporation and Fulton Bancshares Corporation conduct their operations, being less favorable than expected; (3) the cost and effort to integrate aspects of the operations of the companies being more difficult than expected; (4) expected cost savings from the acquisition not being fully realized or not realized within the expected time frame; (5) legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current or future operations; and (6) other risks detailed from time to time in Franklin’s SEC filings including forms 10-Q and 10-K (copies of which are available from Franklin without charge in hard copy or online at www.sec.gov.) Franklin disclaims any obligation to update any such facts or to publicly announce the result of any revisions to any of the forward looking statements included herein to reflect future events or developments.

Franklin and Fulton have filed and will continue to file documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC), including a

Registration Statement on Form S-4. The Registration Statement has been declared effective by the SEC and contains a Proxy Statement/Prospectus which has been distributed to shareholders of Fulton Bancshares Corporation. Shareholders of Fulton are encouraged to read the Registration Statement and Proxy Statement/Prospectus carefully because these documents contain important information about the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Franklin, Fulton, the merger of Fulton with Franklin, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors can obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Franklin and Fulton, for free on the SEC’s web site (www.sec.gov). In addition, documents filed by Franklin with the SEC, including filings that have been incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Franklin Financial Services Corporation, Attn: Investor Relations, 20 South Main Street, Chambersburg, PA  17201, (Tel: 717-264-6116). In addition, documents filed by Fulton with the SEC, including filings that have been incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Fulton Bancshares Corporation, Attn: Investor Relations, 100 Lincoln Way East, McConnellsburg, PA  17233 (Tel: 717-485-3144).  INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THEIR INVESTMENT.

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